                                                                   EXHIBIT 10.69


               FIRST AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT


         IS AGREEMENT is entered into as of the 1st day of November, 1995, by and between PACIFIC INTERNATIONAL SERVICES CORP. ("PISC"), a California corporation, and ALAN M. ROBIN ("Employee").

                                   RECITALS:

         A. PISC and Employee have entered into that certain Amended Employment Agreement dated effective January 1, 1995 (the "Employment Agreement").

         B. PISC and Dollar Systems, Inc. ("Dollar") have entered into that certain Settlement Agreement dated July 18, 1995, as amended (the "Settlement Agreement"), pursuant to which PISC will sell and Dollar will purchase substantially all of the assets and liabilities of its rental car division (the "Division").

         C. Section 3(b) of the Settlement Agreement requires Employee to execute a Noncompetition Agreement, pursuant to which Employee shall obligate himself not to compete with or solicit against Dollar for a period of thirty
(30) months from the closing of the transfer of the Division to Dollar (the "Closing Date").

         D. In order to induce Employee to execute the Noncompetition Agreement and in consideration therefor, PISC and Employee desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. A new Section 15 shall be added to the Employment Agreement as follows:

                 Change in Control Termination Right. During the period commencing on the date immediately following the Closing Date and terminating on the last day of the thirtieth (30th) calendar month following the month in which the Closing Date occurs, Employee shall be entitled to terminate this Agreement voluntarily in the event of a Material Adverse Change (as hereinafter defined) occurring after a Change of Control of PISC (as hereinafter defined). For purposes of this Agreement, a Material Adverse Change shall mean a material change in Employee's title, responsibility, authority, fringe benefits or geographic work station or a failure of PISC to obtain a satisfactory agreement from any successor to assume and agree to perform the Employment Agreement. For purposes of this Agreement, a Change of Control shall be deemed to occur on (a) the date the shareholders of PISC approve the merger or consolidation of PISC with a corporation which is not an affiliate (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended) of PISC, in which PISC is not the surviving corporation or pursuant to which shares of PISC stock would be converted into cash, securities or other property of another corporation, or the sale or other disposition of substantially all the assets of PISC; or (b) the date on which there is a change in a majority of the Board of Directors of PISC, unless the nomination for election of each new director comprising a majority was approved by the vote of a majority of the directors then still in office who were in office as of the Closing Date.

         Upon such voluntary termination by Employee, Employee shall be paid a lump sum amount equal to two hundred percent of Employee's base annual salary in effect at the time of the voluntary termination, reduced by three and one-third percent (3-1/3%) of such base annual salary for each full month which has passed since the Closing Date (the "Termination Payment"); provided, however, that the Termination Payment shall in no event be less than one hundred percent (100%) of Employee's base annual salary in effect at the time of the voluntary termination by Employee hereunder. Notwithstanding anything to the contrary contained in this Agreement, upon such voluntary termination by Employee, Employee shall be entitled receive the Termination Payment and any accrued but unpaid salary and benefits as of date of termination, but nothing more under this Agreement or under the Employment Agreement.

         2. Except as expressly set forth herein, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.



                                      PACIFIC INTERNATIONAL SERVICES CORP.


                                      By       /s/   RAY MIYASHIRO
                                          -------------------------------------
                                          Member of the Compensation Committee
                                          of the Board of Directors


                                      By      /s/   GEORGE HETHERINGTON
                                          -------------------------------------
                                          Member of the Compensation Committee
                                          of the Board of Directors


                                                                     "PISC"
                                            /s/   ALAN ROBIN
                                        ---------------------------------------
                                        ALAN M. ROBIN
                                                                     "Employee"